Amendment to
Master Global Custody Agreement between
the Customer and JPMorgan Chase Bank, National Association

This Amendment is to the Master Global Custody Agreement dated March 24, 2011, as amended ("Agreement"), among JPMorgan Chase Bank, National Association ("Custodian"), Curian Variable Series Trust ("CVST"), and Curian Series Trust (each individually "Trust," and collectively, the "Trusts").

Whereas, the parties have agreed to amend Schedule A of the Agreement in order to change the names of existing series of CVST.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
Each Trust and the Custodian hereby each represent and warrant to the other parties that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Trust or Custodian to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of August 8, 2014 effective as of September 15, 2014.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Curian Series Trust	JPMorgan Chase Bank, National Association

By: /s/Angela R. Burke	By: /s/Anna Maria Calla Minniti
Name: Angela R. Burke	Name: Anna Maria Calla Minniti
Title: Assistant Secretary	Title: Vice President

Curian Variable Series Trust

By: /s/Angela R. Burke
Name: Angela R. Burke
Title: Assistant Secretary

Schedule A

List of Funds as of September 15, 2014

Curian Series Trust Funds
Curian/PIMCO Income Fund
Curian/PIMCO Total Return Fund
Curian/WMC International Equity Fund
Curian Variable Series Trust Funds
Curian Guidance – Interest Rate Opportunities Fund
Curian Guidance – Multi-Strategy Income Fund
Curian Guidance – Equity Income Fund
Curian Guidance – Conservative Fund
Curian Guidance – Moderate Fund
Curian Guidance – Growth Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Alt 100 Conservative Fund
Curian Guidance – Alt 100 Moderate Fund
Curian Guidance – Alt 100 Growth Fund
Curian Guidance – International Conservative Fund
Curian Guidance – International Moderate Fund
Curian Guidance – International Growth Fund
Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Guidance – Real Assets Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Growth Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/Aberdeen Latin America Fund
Curian/American Funds® Global Growth Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/Ashmore Emerging Market Small Cap Equity Fund
Curian/Baring International Fixed Income Fund
Curian/BlackRock Global Long Short Credit Fund
Curian/CenterSquare International Real Estate Securities Fund
Curian/DFA U.S. Micro Cap Fund
Curian/DoubleLine Total Return Fund
Curian/Eaton Vance Global Macro Absolute Return Advantage Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian Focused International Equity Fund
Curian Focused U.S. Equity Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Lazard International Strategic Equity Fund
Curian Long Short Credit Fund
Curian/Neuberger Berman Currency Fund
Curian/Neuberger Berman Risk Balanced Commodity Strategy Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/Schroder Emerging Europe Fund
Curian/The Boston Company Equity Income Fund
Curian/T. Rowe Price Capital Appreciation Fund
Curian/UBS Global Long Short Fixed Income Opportunities Fund
Curian/Van Eck International Gold Fund